SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2006
ECHOSTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 723-1000
ECHOSTAR DBS CORPORATION
(Exact name of registrant as specified in charter)

COLORADO	333-31929	84-1328967
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 723-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
EchoStar Communications Corporation’s subsidiary EchoStar DBS Corporation has elected to redeem all of its outstanding Floating Rate Senior Notes due 2008. In accordance with the terms of the indenture governing the notes, the $500 million principal amount of notes will be redeemed effective October 1, 2006, at a redemption price of 101.000% of the principal amount, for a total of $505 million. Interest on the notes will be paid through the October 1, 2006, redemption date. See Press Release, dated September 5, 2006, “EchoStar Announces Early Redemption of Floating Rate Senior Notes” attached hereto as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:

99.1	Press Release “EchoStar Announces Early Redemption of Floating Rate Senior Notes” dated September 5, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION ECHOSTAR DBS CORPORATION
Dated: September 5, 2006	By:	/s/ David K. Moskowitz
David K. Moskowitz
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release “EchoStar Announces Early Redemption of Floating Rate Senior Notes” dated September 5, 2006.